UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2016

UNITED CONTINENTAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06033 (Commission File Number)	36-2675207 (IRS Employer Identification No.)

233 S. Wacker Drive, Chicago IL (Address of Principal Executive Offices)	60606 (Zip Code)

(872) 825-4000

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                               Entry into a Material Definitive Agreement.

On April 19, 2016, United Continental Holdings, Inc., a Delaware corporation (the “Company”), entered into an agreement with PAR Capital Management, Inc., a Delaware corporation (“PAR Capital”), Altimeter Capital Management, LP, a Delaware limited partnership (“Altimeter Capital” and, together with PAR Capital, the “Stockholders”), and the other signatories listed on the signature page thereto (the “Agreement”).  According to their filings with the Securities and Exchange Commission (the “SEC”), the Stockholders beneficially owned 7.2% of the Company’s outstanding shares of common stock, in the aggregate, as of March 8, 2016.

Under the Agreement, as of the time at which the Agreement was executed and delivered by each of the Stockholders and the Company (the “Effective Time”), Altimeter Partners Fund, L.P., an affiliate of Altimeter Capital, withdrew its notice of intent to nominate persons for election as directors at the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”).

Under the Agreement, the Company agreed that, immediately following the Effective Time, the board of directors (the “Board”) of the Company would (i) increase the size of the Board from 15 to 17 directors, (ii) appoint Edward L. Shapiro (the “Stockholder Designee”) and Barnaby M. Harford (together with the Stockholder Designee, the “New Directors”) to fill the newly-created vacancies and (iii) appoint Mr. Harford to serve on the Nominating/Governance Committee of the Board, and Mr. Shapiro to serve on the Compensation Committee of the Board, for a term expiring no earlier than the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”).  In addition, subject to the terms of the Agreement, the Company agreed to nominate each of the New Directors for election to the Board at the 2016 Annual Meeting.

The Agreement also provides that the Nominating/Governance Committee of the Board and the Stockholders will work together in good faith to identify an additional director (the “New Independent Director”) as promptly as possible after the Effective Time (with an outside target date of six months from the Effective Time) who is mutually agreeable to the Board and the Stockholders and who, among other things, qualifies as “independent” pursuant to SEC rules, the New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines.  Pursuant to the Agreement, following the identification of the New Independent Director, (i) the Board will promptly appoint the New Independent Director to the Board, (ii) at the time the Board is nominating other candidates for election to the Board at the 2017 Annual Meeting, the Board will nominate the New Independent Director and recommend the New Independent Director for election at the 2017 Annual Meeting and (iii) the Company will solicit proxies for the Independent Director in a manner no less favorable than the manner in which the Company supports its other nominees for election at the 2017 Annual Meeting.  However, if the New Independent Director is appointed to the Board prior to the 2017 Annual Meeting and fails to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all Board members, then the Board will have no obligation to nominate, recommend or otherwise support the election of the New Independent Director at the 2017 Annual Meeting, and the Nominating/Governance Committee of the Board and the Stockholders will work together in good faith to identify an additional director who is mutually agreeable to the Board and the Stockholders that would be a replacement New Independent Director under the Agreement.

The Agreement requires each of the Stockholders, together with its affiliates and associates under its control or direction, to adhere to certain customary standstill obligations, including an obligation not to solicit proxies or encourage others with respect to the same, subject to limited exceptions. These obligations expire on the later of (i) the day the Stockholder Designee is no longer a director and (ii) two weeks prior to the deadline for the submission of notices of stockholder nominations or proposals under the Company’s bylaws for the 2017 Annual Meeting. The Agreement also contains various other terms and provisions, including with respect to certain voting commitments by the Stockholders and reimbursement by the Company of the Stockholders’ documented out-of-pocket expenses up to $2,000,000 in the aggregate incurred in connection with the Stockholders’ efforts to elect candidates to the Board at the 2016 Annual Meeting.

The above description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                              Pursuant to the Agreement, on April 19, 2016, the Board increased the size of the Board from 15 directors to 17 directors, appointed Messrs. Harford and Shapiro to fill the newly-created directorships, appointed Mr. Harford to the Nominating/Governance Committee and appointed Mr. Shapiro to the Compensation Committee.

Each of Messrs. Harford and Shapiro will be compensated for his service on the Board in the same manner as the Company’s other non-employee directors elected by the holders of the Company’s common stock.  For a description of the Company’s director compensation programs, see “2014 Director Compensation” in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders held on June 10, 2015, filed with the SEC on April 24, 2015.

Mr. Harford is a party to the Agreement, pursuant to which he was appointed a Company director.  Mr. Shapiro is Managing Partner and portfolio manager at PAR Capital, a party to the Agreement pursuant to which Mr. Shapiro was appointed a Company director.  The description of the Agreement included in Item 1.01 above is incorporated by reference herein.  Neither Mr. Harford nor Mr. Shapiro is a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

ITEM 8.01. Other Events.

On April 20, 2016, the Company issued a press release announcing entry into the Agreement and the appointment of Messrs. Shapiro and Harford to the Board.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1

Agreement, dated April 19, 2016, by and among PAR Capital Management, Inc., Altimeter Capital Management, LP, United Continental Holdings, Inc. and the other signatories listed on the signature page thereto.

99.1	Press Release dated April 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2016	UNITED CONTINENTAL HOLDINGS, INC.

	By:	/s/ Jennifer L. Kraft
	Name:	Jennifer L. Kraft
	Title:	Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1

Agreement, dated April 19, 2016, by and among PAR Capital Management, Inc., Altimeter Capital Management, LP, United Continental Holdings, Inc. and the other signatories listed on the signature page thereto.

99.1	Press Release dated April 20, 2016.